As filed with the Securities and Exchange Commission on April 16, 1997

                                                              File No. 811-07774
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM N-1A

                             REGISTRATION STATEMENT
                                      UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 17

                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                          c/o Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (412) 288-1900

                               Jay S. Neuman, Esq.
                          c/o Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)

                                   Copies to:

Donald W. Smith, Esq.                              Burton M. Leibert, Esq.
Brian F. McNally, Esq.                             Willkie Farr & Gallagher
Kirkpatrick & Lockhart LLP                         One Citicorp Center
1800 Massachusetts Avenue, N.W., 2nd Floor         153 East 53rd Street
Washington, D.C.  20036-1800                       New York, New York 10022-4669

--------------------------------------------------------------------------------
                                EXPLANATORY NOTE

         This Registration Statement on Form N-1A ("Registration Statement"), as amended, has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the series of the Registrant have not been registered under the Securities Act of 1933, as amended ("1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

         Throughout this Registration Statement, information concerning BT PreservationPlus Portfolio ("PreservationPlus Portfolio"), a newly established series of the Registrant, is incorporated herein by reference from Post-Effective Amendment No. 14 to the Registration Statement of BT Pyramid Mutual Funds (1940 Act File No. 811-06576, EDGAR Accession No. 0000898432-97-000166), which was filed electronically with the Securities and Exchange Commission ("SEC") on February 25, 1997 (the "Feeder Fund's Registration Statement"). The Feeder Fund's Registration Statement contains the prospectus and statement of additional information of BT PreservationPlus Fund (the "Feeder Fund"), which invests substantially all of its net investable assets in the PreservationPlus Portfolio.

         The sole purpose of this Amendment No. 17 to the Registration Statement is to reflect the establishment of the BT PreservationPlus Portfolio.

                            BT INVESTMENT PORTFOLIOS

                       CONTENTS OF REGISTRATION STATEMENT

This Registration Statement of BT Investment Portfolios contains the following documents:

         Facing Sheet

         Contents of Registration Statement

         BT PreservationPlus Portfolio:
         -----------------------------

         Part A - Prospectus

         Part B - Statement of Additional Information

         Part C - Other Information

         Signature Page

         Exhibits

This Registration Statement does not make any changes in the current effective prospectuses and statements of additional information for the other series of BT Investment Portfolios.

                            BT INVESTMENT PORTFOLIOS

                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.
------------------------------------------

         BT Investment Portfolios (the "Trust") is a no-load, open-end management investment company, which was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993.

         Beneficial interests in the Trust are currently divided into fifteen separate series ("Series"), each having distinct investment objectives and policies. The following Series are currently operating: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, Small Cap Portfolio, Global High Yield Securities Portfolio, Latin American Equity Portfolio, Pacific Basin Equity Portfolio, EAFE[REGISTERED TRADEMARK] Equity Index Portfolio, and Small Cap Index Portfolio. Only the PreservationPlus Portfolio is described herein. Beneficial interests in the PreservationPlus Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the PreservationPlus Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The investment objective of the PreservationPlus Portfolio is to provide investors with a high level of current income while seeking to maintain a stable value per share. The PreservationPlus Portfolio seeks to achieve this objective by investing in a diversified portfolio of fixed income securities, money market instruments, futures, options and other instruments, and by entering into contracts with financial institutions, such as insurance companies and banks, that are intended to maintain a stable value per share. Investments in the PreservationPlus Portfolio are neither insured nor guaranteed by the U.S. Government. Investments in the PreservationPlus Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust Company ("Bankers Trust"), the investment adviser of the PreservationPlus Portfolio, and are not Federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

         Additional information about the investment policies of the PreservationPlus Portfolio appears in Part B. The Registrant incorporates by reference information concerning the PreservationPlus Portfolio's investment objective and policies and the risk factors associated with investments in the PreservationPlus Portfolio from the sections entitled "Investment Principles and Risks," "Investment Objective and Policies," "Risk Factors and Certain Securities and Investment Practices," "Special Information Concerning the Master-Feeder Fund Structure," and "Securities and Investment Practices of the Portfolio" in the Feeder Fund's prospectus (the "Feeder Fund Prospectus"). Further information about the risk factors associated with investments in the PreservationPlus Portfolio is incorporated herein by reference from the section entitled "Appendix" in the Feeder Fund's SAI (the "Feeder Fund SAI").

ITEM 5.  MANAGEMENT OF THE PRESERVATIONPLUS PORTFOLIO.
-----------------------------------------------------

         Registrant   incorporates  by  reference  information   concerning  the
management  of  the  PreservationPlus   Portfolio  from  "Expense  Summary"  and
"Management of the Trusts" in the Feeder Fund Prospectus.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.
-------------------------------------------

         The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust, such as the PreservationPlus Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the PreservationPlus Portfolio. Investments in the PreservationPlus Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the PreservationPlus Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the PreservationPlus Portfolio. However, the risk of an investor in the PreservationPlus Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the PreservationPlus Portfolio itself was unable to meet its obligations.

         The Trust currently has fifteen Series and reserves the right to create additional Series. Each Series will participate equally in the earnings and assets of the particular Series. Investments in the PreservationPlus Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the PreservationPlus Portfolio, investors would be entitled to share pro rata in the net assets of the PreservationPlus Portfolio available for distribution to investors.

         It is anticipated  that the Feeder Fund will own  approximately  99% of
the   PreservationPlus   Portfolio's   outstanding  voting  interests  when  the
PreservationPlus Portfolio commences operations.

         Registrant incorporates by reference additional information concerning the PreservationPlus Portfolio's capital stock from "Other Classes of Shares," "Net Asset Value," "Account Information," "Transactions in Fund Shares," "Management of the Trusts," "Special Information Concerning the Master--Feeder Fund Structure," "Additional Information About the Trusts," "Dividends and Capital Gain Distributions" and "Tax Considerations" in the Feeder Fund Prospectus.

         Under the anticipated method of operation of the Trust, the PreservationPlus Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.  PURCHASE OF INTERESTS IN THE PRESERVATIONPLUS PORTFOLIO.
----------------------------------------------------------------

         Beneficial interests in PreservationPlus Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         Registrant incorporates by reference information concerning the computation of net asset value and the valuation of the PreservationPlus Portfolio's assets from "Transactions in Fund Shares" and "Net Asset Value" in the Feeder Fund Prospectus. For further information regarding the valuation of PreservationPlus Portfolio's assets, see Part B, Item 19 of this Registration Statement.

         There  is  no  minimum   initial  or   subsequent   investment  in  the
PreservationPlus Portfolio. The PreservationPlus Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         The Trust's placement agent is Edgewood Services, Inc. ("Edgewood"), a New York corporation and a wholly owned subsidiary of Federated Investors. Edgewood's principal business address is Clearing Operations, P.O. Box 897, Pittsburgh, Pennsylvania 15230-0897. Edgewood receives no compensation for acting as the placement agent for the Trust.

ITEM 8.  REDEMPTION OR REPURCHASE.
---------------------------------

         Registrant incorporates by reference information concerning redemptions and repurchases from the section entitled "Transactions in Fund Shares" in the Feeder Fund Prospectus.

ITEM 9.  PENDING LEGAL PROCEEDINGS.
----------------------------------

         Not applicable.

                            BT INVESTMENT PORTFOLIOS

                                     PART B

         Part  B  of  this  Registration   Statement  should  be  read  only  in
conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

ITEM 10.  COVER PAGE.
--------------------

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.
---------------------------
                                                                            PAGE
                                                                            ----


     General  Information and History....................................... B-1
     Investment  Objectives  and  Policies ................................. B-1
     Management  of the  Trust.............................................. B-2
     Control Persons and Principal Holders of Securities.................... B-2
     Investment Management and Other Services................................B-2
     Brokerage Allocation and Other Practices................................B-2
     Capital  Stock  and Other  Securities...................................B-2
     Purchase, Redemption, and Pricing of Securities Being Offered...........B-3
     Tax  Status ............................................................B-3
     Underwriters ...........................................................B-3
     Calculation  of  Performance  Data......................................B-4
     Financial  Statements...................................................B-4

ITEM 12.  GENERAL INFORMATION AND HISTORY.
-----------------------------------------

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.
--------------------------------------------

         Part A contains additional information about the investment objective and policies of the PreservationPlus Portfolio series of the Trust. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from "Investment Objective, Policies and Restrictions" and "Appendix" in the Feeder Fund SAI.

ITEM 14.  MANAGEMENT OF THE TRUST.
---------------------------------

         Registrant   incorporates  by  reference  information   concerning  the
management of the Trust from "Management of the Trusts" in the Feeder Fund SAI.

         The Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or the investors in the
PreservationPlus Portfolio or any other Series of the Trust, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

         It is anticipated that the Feeder Fund will own approximately 99% of the interests in the PreservationPlus Portfolio when it commences operations. Because the Feeder Fund will control the PreservationPlus Portfolio, it may take actions affecting the PreservationPlus Portfolio without the approval of any other investor.

         The Feeder Fund has informed the PreservationPlus Portfolio that whenever it is requested to vote on any proposal pertaining to the
PreservationPlus Portfolio, the Feeder Fund will hold a meeting of its shareholders and will cast its vote proportionately as instructed by its shareholders. It is anticipated that any other investor in PreservationPlus Portfolio that is an investment company registered under the 1940 Act will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.
------------------------------------------------

         Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the PreservationPlus Portfolio from "Management of the Trusts" and "Organization of the Trust" in the Feeder Fund SAI.

ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.
-------------------------------------------------

         Registrant incorporates by reference information concerning the brokerage allocation and other practices of the PreservationPlus Portfolio from "Investment Objective, Policies and Restrictions - Portfolio Transactions and Brokerage Commissions" in the Feeder Fund SAI.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate Series, including the PreservationPlus Portfolio. No such Series of the Trust has any preference over any other Series. Investors in PreservationPlus Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of the PreservationPlus Portfolio. Upon liquidation or dissolution of PreservationPlus Portfolio, investors are entitled to share pro rata in the net assets of PreservationPlus Portfolio available for distribution to investors. Investments in PreservationPlus Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the PreservationPlus Portfolio may not be transferred.

         Each investor in the PreservationPlus Portfolio is entitled to vote in proportion to the amount of its investment. The PreservationPlus Portfolio and the other Series of the Trust will all vote together in certain circumstances (E.G., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more Series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a Series as the case may be, may control the outcome of votes and in such event the other investors in the PreservationPlus Portfolio, or in the Series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Trust, with respect to the PreservationPlus Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the PreservationPlus Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the PreservationPlus Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of PreservationPlus Portfolio) will be sufficient. The PreservationPlus Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

         The Trust is organized as a trust under the laws of the State of New York. Investors in the PreservationPlus Portfolio or any other Series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any Series thereof.

         The Declaration of Trust further provides that obligations of the PreservationPlus Portfolio or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the PreservationPlus Portfolio or other Series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Trust reserves the right to create a number of Series, in which case investments in each Series would participate equally in the earnings and assets of the particular Series. Investors in each Series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all Series may vote together in the election or selection of Trustees and accountants. Upon liquidation or dissolution of any Series of the Trust, the investors in that Series would be entitled to share pro rata in the net assets of that Series available for distribution to investors.

ITEM 19.  PURCHASE, REDEMPTION, AND PRICING OF SECURITIES BEING OFFERED.
----------------------------------------------------------------------

         Beneficial interests in the PreservationPlus Portfolio are issued solely in private placement transactions, which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See also Item 7, "Purchase of Securities Being Offered" and Item 8, "Redemption or Repurchase" in Part A of this Registration Statement.

         Registrant incorporates by reference information concerning the method followed by the PreservationPlus Portfolio in determining its net asset value and the timing of such determinations from "Valuation of Assets; Redemptions in Kind" in the Feeder Fund SAI.

ITEM 20.  TAX STATUS.
--------------------

         Registrant   incorporates  by  reference  information   concerning  the
taxation of the  PreservationPlus  Portfolio from  "Taxation" in the Feeder Fund
SAI.

ITEM 21.  UNDERWRITERS.
----------------------

         The Trust's placement agent is Edgewood Services, Inc. ("Edgewood"), a wholly owned subsidiary of Federated Investors. The principal business address for Edgewood is Clearing Operations, P.O. Box 897, Pittsburgh, Pennsylvania 15230-0897. Edgewood receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the PreservationPlus Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.
------------------------------

         Not applicable.

                          BT PRESERVATIONPLUS PORTFOLIO

                                     PART C

                                OTHER INFORMATION


          Responses to Items 24(b)(6), 24(b)(10),  24(b)(11), and 24(b)(12) have
been  omitted   pursuant  to  paragraph  4  of  Instruction  F  of  the  General
Instructions to Form N-1A.


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(a)               Financial Statements - Not applicable.

(b)               Exhibits:
                  1.  (a)  Declaration of Trust of the Registrant 3/
                      (b)  First Amendment to Declaration of Trust */
                      (c)  Second Amendment to Declaration of Trust */
                      (d)  Third Amendment to Declaration of Trust  */
                      (e)  Fourth Amendment to Declaration of Trust  */
                      (f)  Fifth Amendment to Declaration of Trust  */
                      (g)  Sixth Amendment to Declaration of Trust  */
                      (h)  Seventh Amendment to Declaration of Trust 5/
                      (i)  Eighth Amendment to Declaration of Trust 8/

                  2.  By-Laws of the Registrant 3/

                  3.  Voting Trust Agreement - None

                  4.  Instruments   Defining   the  Rights  of  Holders  of  the
                      Registrant's Shares of Beneficial Interest - None

                  5.  (a) Investment  Advisory  Agreement  between BT Investment
                          Portfolios and Bankers Trust Company 3/
                      (b) Sub-Investment   Advisory  Agreement  between  Bankers
                          Trust and BT Fund Managers International Limited 2/
                      (c) Schedule of Fees under Investment Advisory Agreement4/

                  6.  Not applicable.

                  7.  Bonus, Profit Sharing or Pension Plans - None

                  8.  Custodian Agreement (SEE Exhibit 9a)

                  9.  (a) Administration  and  Services  Agreement  between  the
                          Registrant and Bankers Trust 1/
                      (b) Exclusive Placement Agent Agreement 6/
                      (c) Exhibit A to Exclusive Placement Agent Agreement 6/

                  10. Opinion and Consent of Counsel - Not applicable.

                  11. Consent of Independent Accountants - Not applicable.

                  12. Financial   Statements   Omitted  from  Prospectus  -  Not
                      applicable.

                  13. (a) Investment   representation  letters  of  initial
                          shareholders of the Trust 1/
                      (b) Investment representation letter of initial investors,
                          EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio 4/

                  14. Prototype Retirement Plan - None

                  15. Plan of Distribution Pursuant to Rule 12b-1 - None

                  16. Schedule for  Computation of Performance  Quotations - Not
                      applicable.

                  17. (a) Financial   Data   Schedule   with  respect  to  Asset
                          Management Portfolio II and Asset Management Portfolio III 3/
                      (b) Financial  Data  Schedule  with  respect to U.S.  Bond
                          Index Portfolio, EAFE(R) Equity Index Portfolio and Small Cap Index Portfolio 6/
                      (c) Financial Data Schedule with respect to Latin American
                          Equity Portfolio, Global High Yield Securities Portfolio, Small Cap Portfolio and Pacific Basis Equity Portfolio 5/
                      (d) Financial  Data Schedule with respect to Liquid Assets
                          Portfolio 7/
                      (e) Financial   Data   Schedule   with   respect   to   BT
                          PreservationPlus Portfolio - N/A

                  18. Multiple  Class  Allocation  Plan pursuant to Rule 18f-3 -
                      None

                  19. Power of Attorney 6/

------------------------

*/    Previously filed.

1/ Incorporated by reference herein from the Registrant's Registration Statement as filed with the SEC on June 7, 1993.

2/ Incorporated by reference herein from Amendment No. 3 to this Registration Statement as filed with the SEC on September 20, 1993.

3/ Incorporated by reference herein from Amendment No. 9 to this Registration Statement as filed with the SEC on August 1, 1995.

4/    Incorporated   by  reference   herein  from   Amendment  No.  12  to  this
      Registration Statement as filed with the SEC on April 24, 1996.

5/    Incorporated   by  reference   herein  from   Amendment  No.  13  to  this
      Registration Statement as filed with the SEC on January 30, 1997.

6/    Incorporated   by  reference   herein  from   Amendment  No.  15  to  this
      Registration Statement as filed with the SEC on February 28, 1997.

7/    Incorporated   by  reference   herein  from   Amendment  No.  16  to  this
      Registration Statement as filed with the SEC on March 19, 1997.

8/    Filed as part of Amendment No. 17 herein.



ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

                  Not applicable.


ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.
-----------------------------------------

                                                       NUMBER OF RECORD HOLDERS
                   TITLE OF CLASS                      (AS OF FEBRUARY 12, 1997)
                   --------------                      -------------------------

         Series of Beneficial Interests
             Asset Management Portfolio II                        2
             Asset Management Portfolio III                       2
             100% Treasury Portfolio                              0
             Liquid Assets Portfolio                              2
             Small Cap Portfolio                                  3
             Global High Yield Securities Portfolio               2
             Latin American Equity Portfolio                      2
             Pacific Basin Equity Portfolio                       2
             International Bond Portfolio                         0
             European Equity Portfolio                            0
             EAFE[REGISTERED TRADEMARK]Equity Index Portfolio     2
             Small Cap Index Portfolio                            3
             Equal Weighted Equity 500 Index Portfolio            0
             US Bond Index Portfolio                              0
             BT PreservationPlus Portfolio                        0

ITEM 27.  INDEMNIFICATION.
-------------------------

         Reference is made to Article V of the Trust's Declaration of Trust, which is incorporated herein by reference into this Registration Statement.

         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
--------------------------------------------------------------

         Bankers Trust serves as investment adviser to each Series. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

         To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are, or during the past two fiscal years have been, engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 280 Park Avenue, New York, New York 10017.


 NAME AND PRINCIPAL BUSINESS ADDRESS, PRINCIPAL OCCUPATION AND OTHER INFORMATION

          George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Retired Senior Vice President and Director, Member of Advisory Board of International Business Machines Corporation. Director of Bankers Trust and Bankers Trust New York Corporation. Director of Computer Task Group, Phillips Petroleum Company, Caliber Systems, Inc. (formerly Roadway Services, Inc.), Rohm and Hass Company and TIG Holdings.

          Philip A. Griffiths, Bankers Trust Company, 280 Park Avenue, New York, New York 10017. Director of Bankers Trust. Also a Director of Institute for Advanced Study. Chairman, Committee on Science, Engineering and Public Policy of the National Academies of the Sciences and Engineering and the Institute of Medicine. Also Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board.

          William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc. and Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Exxon Corporation, Halliburton Company, Warner-Lambert Corporation, The Williams Companies, Inc. and the National Retail Federation.

          Jon M. Huntsman, Huntsman Chemical Corporation, 2000 Eagle Gate Tower, Salt Lake City, UT 84111. Chairman and Chief Executive Officer, Huntsman Chemical Corporation, Director of Bankers Trust and Bankers Trust New York Corporation. Chairman of Constar Corporation, Huntsman Corporation, Huntsman Holdings Corporation and Petrostar Corporation. President of Autostar Corporation, Huntsman Polypropylene Corporation and Restar Corporation. Director of Razzleberry Foods Corporation and Thiokol Corporation. General Partner of Huntsman Group Ltd., McLeod Creek Partnership and Trustar Ltd.

          Vernon E. Jordan, Jr., Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, D.C. 20036. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of American Express Company, Dow Jones, Inc., J.C. Penney Company, Inc., Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.

          Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10017. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of The News Corporation Limited and Sola International Inc. Chairman, WPP Group plc.

          Frank N. Newman, Bankers Trust, 280 Park Avenue, New York, NY 10017. Chairman of the Board, Chief Executive Officer and President of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Carnegie Hall.

          N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Former President, Co-Chief Executive Officer and Director of Time Warner Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Boston Scientific Corporation and Xerox Corporation.

          Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19109. Chairman and Chief Executive Officer of The Palmer Group. Director of Bankers Trust and Bankers Trust New York Corporation. Also Director of Allied-Signal Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, The May Department Stores Company and Safeguard Scientifics, Inc.

          Donald L. Stahell, Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Director of Bankers Trust. Chairman of the Board and Chief Executive Officer, Continental Grain Company. Also a Director of ContiFinancial Corporation, Prudential Life Insurance Company of America, Fresenius Medical Care, A.g., and America-China Society.

          Patricia Carry Stewart, c/o Office of the Secretary, 280 Park Avenue, New York, NY 10017. Former Vice President, The Edna McConnell Clark Foundation. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director, CVS Corporation and the Community Foundation for Palm Beach and Marin Counties.

          George J. Vojta, Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Vice Chairman of the Board of Bankers Trust and Bankers Trust New York Corporation. Director of Alicorp S.A., Northwest Airlines, Private Export Funding Corp., the New York State Banking Board and St.Lukes-Roosevelt Hospital Center.

          Paul A. Volker, Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Former Chairman and Chief Executive Officer of Wolfensohn & Co., Inc. Also Director of American Stock Exchange, Nestle S.A., Prudential Insurance Company and UAL Corporation.

ITEM 29.  PRINCIPAL UNDERWRITERS.
--------------------------------

(a) Edgewood Services, Inc., the placement agent for shares of the Registrant, also acts as principal underwriter for the following open-end investment companies: BT Investment Funds, BT Advisory Funds, BT Pyramid Mutual Funds, BT Institutional Funds, Excelsior Institutional trust (formerly UST Master Funds, Inc.), Excelsior Tax-Exempt Funds, Inc. (formerly, UST Master Tax-Exempt Funds, Inc.), Excelsior Institutional Trust, FTI Funds, FundManager Portfolios, Marketvest Funds, Marketvest Funds, Inc. and Old Westbury Funds, Inc.

(b)
           (1)                         (2)                          (3)
  Name and Principal          Positions and Offices        Positions and Offices
   Business Address             with Distributor              with Registrant
  ------------------          ---------------------        ---------------------

Lawrence Caracciolo           Director, President,                __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222--3779

Arthur L. Cherry              Director,                           __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA 15222-3770

J. Christopher Donahue        Director,                           __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222-3779

Newton Heston, III            Vice President,                     __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222-3779

Ronald M. Petruch             Vice President,                President and
Federated Investors Tower     Edgewood Services, Inc.        Treasurer
Pittsburgh, PA  15222-3779

Thomas P. Schmitt             Vice President,                     __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222-3779

Ernest L. Linane              Assistant Vice President,           __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222-3779

S. Elliott Cohan              Secretary,                     Assistant Secretary
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222-3779

Thomas J. Ward                Assistant Secretary,                __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA  15222-3779

Kenneth W. Pegher, Jr.        Treasurer                           __
Federated Investors Tower     Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

(c)             None.


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
------------------------------------------

          Registrant:                        Federated Investors Tower
                                             Pittsburgh, PA 15222-3779

          Bankers Trust Company:             280 Park Avenue
                                             New York, New York 10017

          Investors Fiduciary                127 West 10th Street
            Trust Company:                   Kansas City, MO  64105

          Edgewood Services, Inc.:           Clearing Operations
                                             P.O. Box 897
                                             Pittsburgh, PA 15230-0897

ITEM 31.  MANAGEMENT SERVICES.
-----------------------------

          Not applicable.

ITEM 32.  UNDERTAKINGS.
----------------------

          None.

                                   SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, BT Investment Portfolios, has duly caused this Amendment No. 17 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in this City of Pittsburgh and Commonwealth of Pennsylvania, on this 16th day of April, 1997.

                                              BT INVESTMENT PORTFOLIOS


                                              By:  /s/ Jay S. Neuman
                                                  -------------------------
                                                   Jay S. Neuman
                                                   Secretary